UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   (September 28, 2006) September 25, 2006

Momenta Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA		02142
(Address of Principal Executive Offices)A		(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On September 25, 2006, Momenta Pharmaceuticals, Inc. (the “Company”), entered into an amendment (the “Consulting Agreement Amendment”) to a consulting agreement dated October 4, 2004, as extended and amended by an agreement effective as of September 22, 2005, with Bennett M. Shapiro, a member of the Company’s board of directors, pursuant to which Mr. Shapiro will provide consulting services relating to the Company’s research and development efforts.  The term of the Consulting Agreement Amendment expires on October 3, 2007, and may be renewed for additional one-year terms by mutual agreement of the Company and Mr. Shapiro.  The foregoing description of the Consulting Agreement Amendment is qualified in its entirety by the full text of the Consulting Agreement Amendment, a complete copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

As compensation under the Consulting Agreement Amendment, the Company granted Mr. Shapiro nonstatutory stock options (the “Options”) to purchase 6,500 shares of the Company’s Common Stock with an exercise price of $12.81 per share.  The Options were issued under the Company’s 2004 Stock Incentive Plan, as amended, pursuant to the terms and conditions of the Form of Nonstatutory Stock Option Agreement under such Plan.  The Options have a three-year duration and vest in 12 equal, monthly installments, with the first installment vesting one month from the date of grant.  The Form of Nonstatutory Stock Option Agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Amendment to Consulting Agreement dated September 25, 2006, by and between Momenta Pharmaceuticals, Inc. and Bennett M. Shapiro.

10.2

Form of Nonstatutory Stock Option Agreement (Filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, Commission File No. 0-50797, is incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: September 28, 2006	By:	/s/ Craig A. Wheeler
Craig A. Wheeler
Chief Executive Officer